Collateral Assignment

of Rights Under Escrow Agreement

THIS COLLATERAL ASSIGNMENT OF RIGHTS UNDER ESCROW AGREEMENT (the

“Assignment”) dated as of this 31st day of March, 2020, is made by GSE PERFORMANCE SOLUTIONS, INC., a Delaware corporation (the “Assignor”), with an address at 1332 Londontown Blvd., Skyesville, MD 21784, in favor of CITIZENS BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 919 N. Market St., Suite 800, Wilmington, DE 19801.

WHEREAS, the Assignor has entered into that certain Escrow Agreement, dated as of September 20, 2017, by and among Assignor, Richard D. Linton, as seller representative (the “Seller Representative”), and Delaware Trust Company, as escrow agent (the “Escrow Agent” and together with the Seller Representative, the “Contracting Parties” and each, a “Contracting Party”), attached hereto as Exhibit A (together with all related agreements and documents, as the foregoing may be amended, supplemented or otherwise modified from time to time, the “Escrow Agreement”);

WHEREAS, the Bank has agreed to extend, and may in the future agree to extend, financial accommodations to the Assignor and GSE Systems, Inc., a Delaware corporation (together with Assignor, the “Borrowers”), pursuant to one or more promissory notes, letter agreements, loan agreements and/or collateral security documents now or hereafter entered into with the Bank or executed in favor of the Bank (all such documents, as any of the same may be amended, supplemented or otherwise modified from time to time, being referred to as the “Loan Documents”); and

WHEREAS, as a condition to its willingness to extend financial accommodations to the Borrowers under the Loan Documents, the Bank requires that the Assignor assign its right to receive payments under the Escrow Agreement to the Bank as collateral security for the Obligations (as hereinafter defined) by entering into this Assignment.

NOW, THEREFORE, in order to induce the Bank to extend the Obligations, and for other good and valuable consideration, the Assignor, intending to be legally bound, hereby covenants in favor of the Bank and agrees under seal as follows:

1.
Assignment. The Assignor has granted, transferred, pledged, and assigned, and by these presents does grant, transfer, assign and grant a security interest unto the Bank, its successors and assigns, all of Assignor’s  right to receive payments under the Escrow Agreement and any proceeds from the Escrow Agreement, to have and to hold unto the Bank as security for all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Bank, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). The Assignor agrees that the Bank shall have the rights stated in this Assignment with respect to the Escrow Agreement, in addition to the other rights which the Bank may have by law.

2.
Performance of Escrow Agreement by Assignor. The Assignor agrees to faithfully abide by, perform and discharge each and every obligation of the Escrow Agreement that is to be performed by the Assignor. The Assignor shall use its best efforts to enforce or secure the performance of each and every term of the Escrow Agreement. The Assignor agrees to provide prompt written notice to the Bank of the occurrence or existence of any default by any party to the Escrow Agreement.

3.
Power to Modify the Escrow Agreement. The Assignor hereby expressly releases, relinquishes and surrenders all of the Assignor’s right, power and authority to amend, modify, release, terminate or in any way alter the Escrow Agreement without the Bank’s prior written consent, and any attempt on the part of the Assignor to exercise any such right, power or authority without the Bank’s prior written consent shall constitute a default hereunder.

4.
Assignment of the Escrow Agreement. The Assignor will not make additional assignments of the Escrow Agreement or any part thereof without the Bank’s prior written consent. No such assignment shall discharge the Assignor from its liability hereunder, or arising out of the Obligations or under any other agreement between the Assignor and the Bank.

5.
Right to Collect Payment. Either before or after an Event of Default (as defined in the Loan Documents), the Bank may notify the Escrow Agent or its successors and assigns under the Escrow Agreement to make all payments of amounts due to Assignor under the Escrow Agreement to the Bank. The Assignor will facilitate in all reasonable ways the Bank’s collection of any payments of amounts due to Assignor under the Escrow Agreement to the Bank. Assignor shall immediately remit to the Bank any and all amounts which are  paid to Assignor in connection with the Escrow Agreement.

6.
Representations, Warranties and Covenants. Assignor hereby represents and warrants to the Bank that (i) it is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) it has the power and authority to execute, deliver and perform this Assignment, (iii) this Assignment does not violate any law, regulation, decree, order or agreement to which it is a party or by which it is bound, (iv) it has not previously assigned, sold, pledged, transferred, mortgaged, hypothecated or otherwise encumbered any payments due to Assignor under the Escrow Agreement or proceeds thereof, or its right, title and interest therein, nor agreed to do so in the future to a party other than the Bank, (v) attached hereto as Exhibit A is a true, correct and complete copy of the Escrow Agreement, (vi) the Escrow Agreement is in full force and effect, (vii) there exists no event, condition or occurrence which constitutes a breach or default under any term or condition of the Escrow Agreement, and (viii) it will not accept any payments under the Escrow Agreement.

7.	Reserved.

8.
Indemnity. The Assignor agrees to indemnify each of the Bank, each legal entity, if any, who controls the Bank and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Assignor), in connection with or arising out of or relating  to the Escrow Agreement or arising out of or by reason of this Assignment, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Assignor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Assignment, payment of any Loan and assignment of any rights hereunder. The Assignor may participate at its expense in the defense of any such action or claim.

9.
Power of Attorney. The Assignor hereby irrevocably constitutes and appoints the Bank and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Assignor or in its name, from time to time in the Bank’s discretion for the purpose of carrying out the terms of this Assignment, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Assignment and, without limiting the generality of the foregoing, the Assignor hereby gives the Bank the power and right on behalf of the Assignor, either before or after an Event of Default (as defined in the Loan Documents), and without notice to or assent by the Assignor, to do the following:

(i)	to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Escrow Agreement;

(ii)
to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any amounts due under the Escrow Agreement and to enforce any other right in respect of the Escrow Agreement;

(iii)	to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate;

(iv)	to negotiate with, enter into further agreements with, and otherwise deal with the Contracting Party with respect to the Escrow Agreement and the subject matter thereof; and

(v)
to do at any time, or from time to time, all acts and things which the Bank deems necessary to protect or preserve the Escrow Agreement and the Bank’s security interest and rights therein in order to effect the intent of this Assignment, all as fully and effectively as the Assignor might do.

The Assignor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, will be irrevocable and shall terminate only upon indefeasible payment in full of the Obligations and the termination of this Assignment. The powers conferred upon the Bank hereunder are solely to protect the Bank’s interests in the Escrow Agreement and will not impose any duty upon it to exercise any such powers. The Bank will be accountable only for amounts that it actually receives as a result of the exercise of such powers.

10.
Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other  communications shall be made in accordance with the Loan Documents.

11.
Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

12.
Illegality. If any provision contained in this Assignment should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Assignment.

13.
Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Assignor from, any provision of this Assignment will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Assignor will entitle the Assignor to any other or further notice or demand in the same, similar or other circumstance.

14.
Successors and Assigns. This Assignment will be binding upon and inure to the benefit of the Assignor and the Bank and their respective successors and assigns, provided, however, that the Assignor may not assign this Assignment in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Assignment in whole or in part.

15.
Interpretation. In this Assignment, unless the Bank and the Assignor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Assignment; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Assignment. Section headings in this Assignment are included for convenience of reference only and shall not constitute a part of this Assignment for any other purpose. This Assignment is executed by more than one party as Assignor, the obligations of such persons or entities will be joint and several.

16.	Defeasance. Upon payment in full of the Obligations and termination of the other Loan Documents, this Assignment shall become null and void and of no force and effect.

17.
Governing Law and Jurisdiction. This Assignment has been delivered to and accepted by the Bank and will be deemed to be made in the State of Delaware. This Assignment will be interpreted and the rights and liabilities of the Assignor and the Bank determined in accordance with the laws of the State of Delaware, excluding its conflict of laws rules. The Assignor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in State of Delaware; provided that nothing contained in this Assignment will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Assignor individually, against any security or against any property of the Assignor within any other county, state or other foreign or domestic jurisdiction. The Assignor agrees that the venue provided above is the most convenient forum for both the Bank and the Assignor. The Assignor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Assignment.

18.
WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS ASSIGNMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE ASSIGNOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Assignor acknowledges that it has read and understood all the provisions of this Assignment, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

WITNESS the due execution hereof as a document under seal, as of the date first written above. Witness/Attest:          GSE PERFORMANCE SOLUTIONS, INC.

_          _          _

Emmett Pepe Treasurer

_          __(SEAL)

[Signature Page to Collatera l Assignment of Rights Under Escrow Agreement]

EXHIBIT A
Escrow Agreement

See attachment.

ESCROW AGREEMENT

This ESCROW AGREEMENT is made as of this 20th day of September, 2017 among GSE Performance Solutions, Inc., a Delaware corporation with a principal place of business at 1332 Londontown Blvd, Sykesville, Maryland 21784 (“Buyer”), Richard D. Linton, an individual with an address of 3507 Burnt Pine Lane, Miramar Beach, Florida 32550 (“Seller Representative” and together with Buyer, the “Escrow Parties”) and Delaware Trust Company, (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Escrow Parties desire to create an escrow account for the reasons set forth on Exhibit A attached hereto; and

WHEREAS, the Escrow Parties agree to appoint the Escrow Agent as the escrow agent for such account, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, and for other valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Appointment of Escrow Agent and Creation of Account. Contemporaneously  with the execution of this Escrow Agreement (this “Agreement”), the Escrow Parties have provided the Escrow Agent with those assets listed on Exhibit B attached hereto. The Escrow Parties hereby appoint the Escrow Agent as escrow agent hereunder and directs it to hold those assets described in said Exhibit B, together with any additional assets which may be provided to the Escrow Agent from time to time to be held pursuant to this Agreement and all income earned from investment of the assets described in Exhibit B and any additions thereto (collectively the “Escrow Assets”), in a separate account in the name of “Project Florida Indemnity Escrow” (the “Escrow Account”). The Escrow Account shall be invested, administered and distributed in accordance with the terms set forth herein. This Escrow Agreement shall be in effect from the date hereof until the date on which the Escrow Agent receives instructions as to the disposition of the Escrow Assets, or the date otherwise set forth in this Agreement or until Escrow Agent resigns or is replaced.

2.
Investment of Escrow Assets. The Escrow Assets shall be held in the Escrow Account by the Escrow Agent. The Escrow Assets shall be invested in accordance with the instructions set forth in Exhibit C attached hereto. Escrow Agent makes no representations and or warranties as to the nature, risk factors, liquidity and/or terms and/or terms of said investment(s) in Escrow Account. The Escrow Agent shall make monthly accountings of such investments, the income received therefrom, and the then existing balance of the Escrow Account to the Escrow Parties. Both Escrow Parties agree to furnish the Escrow Agent a completed form W-9 Request for Taxpayer Identification Number and Certification prior to the release of income, if any, from the Escrow Assets. The parties shall treat all income earned from the investment of the Escrow Account (“Income”) as income of the Seller Representative for federal and all other applicable income tax purposes and reported, to the extent required by law, by the Escrow Agent to the IRS or any other taxing authority, as applicable, on IRS form 1099- INT, 1099-DIV or 1042S (or other appropriate form) as income earned from the Escrow Fund by the Seller Representative whether or not said income has been distributed during the year.  Unless otherwise indicated in writing by the Parties hereto, no taxes or other withholdings are required to be made under applicable law or otherwise with respect to any payment to be made by Escrow Agent. All documentation necessary to support a claim of exemption or reduction in such taxes or other withholdings has been timely collected by Seller Representative and copies will be provided to Escrow Agent promptly upon a request therefor. Unless otherwise agreed to in writing by Escrow Agent, all tax returns required to be filed with the IRS and any other taxing authority as required by law with respect to payments made hereunder shall be timely filed and prepared by Seller Representative including but not limited to any applicable reporting or withholding pursuant to the Foreign Account Tax Compliance Act ("FATCA"). The parties hereto acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FATCA reporting with respect to the Escrow Fund. The Escrow Agent shall withhold any taxes it deems appropriate, including but  not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities as it determines may be required by any law or regulation in effect at the time of the distribution. The Escrow Agent may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Escrow Agent is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

3.
Distributions from Escrow Account. The Escrow Agent shall make distributions from the Escrow Account in accordance with the instructions set forth in Exhibit D attached hereto. Upon the final distribution of all of the Escrow Assets, this Agreement shall terminate, except as set forth in paragraph 6 hereof, and the Escrow Agent shall have no further obligations or liabilities hereunder. Escrow Agent is not responsible and shall have no liability for the advising on taxes or payment of taxes or for any reporting requirements that may relate thereto.

4.
Compensation of Escrow Agent. In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Escrow Parties agree to reimburse the Escrow Agent for all reasonable costs and expenses incurred by it with respect to this Agreement, including reasonable fees of legal counsel and other consultants, and to further compensate the Escrow Agent in accordance with the fee arrangement described in Exhibit E attached hereto. The Escrow Parties agree that the Escrow Agent shall have, and the Escrow Parties hereby grant to the Escrow Agent, a first lien for the payment of such costs and expenses, including attorney’s fees, upon the Escrow Assets in the Escrow Account. As among  themselves, Buyer, on one hand, and the Seller Representative, on the other hand, intend to share equally (one-half each) all amounts required to be paid under this paragraph 4.

5.	Limitation of Escrow Agent's Duties.

(a)
The Escrow Parties acknowledge that the duties of the Escrow Agent hereunder are solely ministerial in nature, and have been requested for their convenience. The Escrow Agent shall not be deemed to be the agent of the Escrow Parties, or to have any legal or beneficial interest in any of the Escrow Assets. The Escrow Parties agree that the Escrow Agent is a party to the Escrow Agreement only and has no duties or responsibilities in connection with any agreements related hereto. The Escrow Agent shall not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions not specifically set forth or provided for herein. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Parties agree that the Escrow Agent shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence or willful misconduct of the Escrow Agent. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMANGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(b)
The Escrow Agent may consult with legal counsel and shall be fully protected and incur no liability relative to any action or inaction taken in good faith in accordance with the advice of such counsel. The Escrow Agent shall not be responsible for the contents of any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and may rely without any liability upon the contents thereof. The Escrow Agent shall have no responsibility for determining the genuineness or validity of any certificate, document, notice or other instrument or item presented to it, and shall be fully protected in acting in accordance with any written instruction given to it by the Escrow Parties and reasonably believed by the Escrow Agent to have been signed by the proper representatives of the Escrow Parties.

(c)
The Escrow Agent shall not be responsible for any losses relative to the investment or liquidation of the Escrow Assets, provided such Escrow Assets are invested and held in accordance with paragraph 2 hereof. The Escrow Agent further shall not be responsible for assuring that the Escrow Assets are sufficient for the disbursements contemplated under paragraph 3 hereof.

(d)
The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it with respect to this Agreement unless requested to do so in writing by the Escrow Parties, and unless and until it is indemnified by the Escrow Parties to the satisfaction of the Escrow Agent, in its sole discretion, against the cost and expense of such defense, including without limitation the reasonable fees and expenses of its legal counsel. If any conflicting demand shall be made upon the Escrow Agent, it shall not be required to determine the same or take any action thereon and shall be permitted to refuse to comply with any and all demands, claims or instructions and may await settlement of the controversy by appropriate and nonappealable legal proceedings or written settlement of the conflicting parties. Upon the commencement of any action against or otherwise involving the Escrow Agent with respect to this Agreement, or upon advice of counsel under paragraph (b) hereunder, the Escrow Agent shall be fully entitled to interplead the matter of this escrow into a court of competent jurisdiction in the State of Delaware and, in such event, the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under this Agreement. In any such action, the Escrow Agent shall be entitled to the indemnities, hold harmless and reimbursement of attorneys fees and court costs provided in paragraph 6 hereof.

(e)
The Escrow Agent shall not be required to give security for its conduct nor shall the Escrow Agent have any further duties except those which are expressly set forth herein and it shall not be bound by any notice of claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Escrow Agreement unless agreed to in writing signed by the Escrow Parties and the Escrow Agent, or as otherwise provided in this Agreement.

6.
Indemnification of Escrow Agent. In the absence of in the absence of gross negligence or willful misconduct on the part of the Escrow Agent, the Escrow Parties hereto agree to jointly and severally hold harmless and indemnify the Escrow Agent, its directors, officers, employees and agents from and against all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including without limitation reasonable attorneys’ fees, which may be imposed on, incurred by, or asserted against the Escrow Agent in connection with the performance of its duties hereunder. The foregoing indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement. The parties agree that the Escrow Agent shall have and hereby grant the Escrow Agent a first lien for the payment of such expenses upon the Escrow Assets in the Escrow Account. In so agreeing to indemnify and hold harmless the Escrow Agent, as among themselves, Buyer, on one hand, and the Seller Representative, on the other hand, intend to share equally (one-half each) all amounts required to be paid under this paragraph 6.

7.
Resignation and Replacement of Escrow Agent. The Escrow Agent in its sole discretion and for any reason may resign at any time and be discharged of its duties hereunder by giving thirty (30) days prior written notice to both of the Escrow Parties, and which notice shall specify the date of such resignation. However, if the Escrow Agent determines in its sole discretion that it is obligated to terminate or close the account due to a legal requirement or Court order or in the event of suspected fraud, illegal, or suspicious activity such termination will be effective immediately. In the event the Escrow Parties fail to appoint a successor escrow agent and notify the Escrow Agent in writing of such appointment within such thirty (30) day period, or within (10) days if Escrow Agent terminates immediately pursuant to this paragraph 7, the Escrow Agent shall be deemed to be solely a custodian of the Escrow Account without further duties hereunder, and shall be entitled to petition a court of competent jurisdiction to appoint a successor escrow agent, at the cost of the Escrow Parties. The Escrow Agent may be removed, by the written agreement of both of the Escrow Parties, upon not less than thirty (30) days’ prior written notice given to the Escrow Agent. Upon the appointment of a successor escrow agent by the parties or by such court or removal or resignation of the Escrow Agent the Escrow Agent shall be released and discharged from all duties and liabilities under this Agreement.

8.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party entitled to be notified as follows:

(a)	If to Buyer: If to Seller Representative:

GSE Performance Solutions, Inc.          Richard D. Linton
c/o GSE Systems, Inc.          3507 Burnt Pine Lane
1332 Londontown Blvd          Miramar Beach, Florida 32550
Sykesville, Maryland 21784          Email: rlinton57@gmail.com Attn: Emmett Pepe, Treasurer
E-mail: emmett.pepe@gses.com

(b)	If to Escrow Agent

Delaware Trust Company 251 Little Falls Drive Wilmington, DE 19808
Attn: Escrow Administration Email: trust@delawaretrust.com

9.
Governing Law and Severability. This Agreement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

10.
General Provisions. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of the parties hereto,  and their respective successors and assigns, and shall not be modified or amended except by a written instrument executed by the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

11.
Right to Counsel. The Escrow Agent shall have the right to retain counsel, if necessary, in connection with any disputes arising out of this Escrow Agreement. The Escrow Agent’s costs and reasonable attorneys’ fees shall be the responsibility of the Escrow Parties. If the Escrow Account is insufficient to pay such expenses, the remaining balance due for said costs and attorneys’ fees shall be borne equally by the Escrow Parties. The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith and shall not be liable for any mistake of fact or error of judgment or for any misconduct of any kind on its part or on the part of any agent whom it may reasonably employ in carrying out its obligations unless caused by the Escrow Agent’s willful misconduct, fraud or gross negligence. The Seller Representative and Buyer agree that irrespective of any joint and several liability that either may have to the Escrow Agent pursuant to this Agreement, Buyer, on the one hand, and the Seller Representative, on the other hand, will each only be liable for one-half of any such amounts owed. If either of Buyer, on the one hand, or the Seller Representative, on the other hand, incur more than one-half of such payments (including indirectly incurring more than one- half of such payments pursuant to the Escrow Agent having reimbursed itself from the Escrow Account), Buyer or the Seller Representative, as applicable, will promptly make a payment to the other party incurring such greater amount such that each of Buyer and the Seller Representative have borne one-half of all amounts which are paid to the Escrow Agent pursuant to this Escrow Agreement.

12.
Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

13.
Patriot Act Disclosure. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial instructions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent certain information for any individual or business entity that is a party to this Escrow Agreement. For individuals signing this Escrow Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Escrow Agreement, the Escrow Agent will require such documents as it deems necessary to confirm the legal existence of the entity. At this time of or prior to execution of this Escrow Agreement, any party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of a party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The parties hereto agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies. The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Account in accordance with the Form W-9 information provided to the Escrow Agent by Seller Representative.

14.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATION TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

15.
Binding Effect. All of the terms of this Escrow Agreement, as may be amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns.

16.	Dealings. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for any party, person or entity referenced herein.

EXECUTED by the duly-authorized officers of the parties as of the date first above written:

BUYER:

olutions, Inc.

By: _.:.,          _;_______

Emmett Pepe, Treasurer

SELLER REPRESENTATIVE:

Richard D. Linton

ESCROW AGENT:

Delaware Trust Company

By: _   _          ___

_          _          _

_          _          _          _

Title:- - - - - - - - - - - -

[Escrow Agreement Signature Page]

EXECUTED by the duly-authorized officers of the patties as of the date first above written:

BUYER:

GSE Perfonnance Solutions, Inc.

By :          -
Emmett Pepe, Treasurer

SELLER REPRESENTATIVE:

Ri c(g#!fJ!!

ESCROW AGENT:

Delaware Trust Company

By          -

Title:
- - - - - - - - - - - - -

[Escrow Agreement Signature Page]

EXECUTED by the duly-authorized officers of the parties as of the date first above written:

BUYER:

GSE Performance Solutions, Inc.

By          -
Emmett Pepe, Treasurer

SELLER REPRESENTATIVE:

Richard D. Linton

ESCROW AGENT:

By:          1
Alan R. Halpern
Title:          ViG!o!  Pr@  int

[Escrow Agreement Signature Page]

EXHIBIT A to ESCROW AGREEMENT

Purpose of Escrow

The Escrow Parties have entered, or will enter, into that certain Stock Purchase Agreement,  dated as of the date hereof (as amended, modified and waived from time to time, the “Purchase Agreement”), by and among Richard D. Linton Revocable Trust, originally dated May 10, 2006, as amended and restated in its entirety on March 5, 2012, as amended from time to time (“R. Linton Trust”), Cynthia S. Linton Revocable Trust, originally dated May 10, 2006, as amended and restated in its entirety on March 5, 2012, as amended from time to time (“C. Linton Trust” and, together with R. Linton Trust, “Sellers”), Richard D. Linton (“R. Linton”) and Cynthia S. Linton (together with R. Linton, as individuals and as trustees of the Sellers, collectively, the “Trustees”), Absolute Consulting, Inc., a Florida corporation (the “Company”), GSE Performance Solutions, Inc., a Delaware corporation (“Buyer”) and R. Linton, as a representative of all of the Sellers and Trustees (the “Seller Representative”).

This Escrow Agreement has been established for purpose of securing the indemnification obligations of Sellers pursuant to Article IX of the Purchase Agreement, on the terms and subject to the conditions set forth in the Purchase Agreement. The execution and delivery of this Escrow Agreement by Buyer, the Seller Representative and the Escrow Agent is a condition precedent to the Closing under the Purchase Agreement.

The Seller Representative is entering into this Escrow Agreement on behalf of the Sellers.

EXHIBIT B to ESCROW AGREEMENT

Escrow Assets

Escrow Assets shall consist of the following: an aggregate amount of cash equal to
$1,000,000.00.

EXHIBIT C to ESCROW AGREEMENT

Investment Instructions

The Escrow Assets presented to the Escrow Agent for the Escrow Accounts shall be invested in the following: BlackRock FedFund Cash Management Class (the “Share Class”), an institutional money market mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian.  The parties hereto: (i) acknowledge Escrow Agent’s disclosure of the services the Escrow Agent is providing to and the fees it receives from
BlackRock; (ii) consent to the Escrow Agent’s receipt of these fees in return for providing shareholder services for the Share Class; and (iii) acknowledge that the Escrow Agent has provided on or before the date hereof a BlackRock FedFund Cash Management Class prospectus which discloses, among other things, the various expenses of the Share Class and the fees to be received by the Escrow Agent.

EXHIBIT D to ESCROW AGREEMENT

Disbursement Instructions

The Escrow Agent shall make distributions from the Escrow Account as follows:

(a)
If at any time both of the Escrow Parties give the Escrow Agent joint written instructions which shall include the amount of Escrow Assets to be disbursed as well as payment instructions (“Joint Instructions”) or the Escrow Agent receives from one of the Escrow Parties a final, non-appealable order of a court of competent jurisdiction (“Final Order”) as to the disposition of all or a portion of the Escrow Assets, the Escrow Agent will, within five (5) business days of receipt, disburse such Escrow Assets in accordance with the Joint Instructions or Final Order.

(b)
If, from time to time prior to the earlier of (i) the first business day following twenty-four (24) months after the date of this Agreement (the “Escrow Release Date”) and (ii) the date on which the Escrow Assets have been reduced to zero, a Buyer Indemnitee (as defined in the Purchase Agreement) desires to seek recourse against the Escrow Assets pursuant to Article IX of the Purchase Agreement (a “Claim”), such Buyer Indemnitee shall provide written notice thereof to the Seller Representative (a “Claim Notice”), which Claim Notice shall, pursuant to Article IX of the Purchase Agreement, describe the claim in reasonable detail and shall state the amount being claimed by such Buyer Indemnitee (the “Claim Amount”), and such Buyer Indemnitee shall also simultaneously deliver a copy of such Claim Notice to the Escrow Agent (with it being understood, however, that the Escrow Agent will have no duty or obligation to verify or otherwise determine any Buyer Indemnitee’s rights under the Purchase Agreement). The Buyer Indemnitees may execute one or more Claim Notices from time to time during the term of this Escrow Agreement.

(c)
If the Escrow Agent has not received a written objection to such Claim or portion thereof from the Seller Representative (a “Dispute Notice”) within fifteen (15) business days following the Escrow Agent’s receipt of such Claim Notice, then on the sixteenth (16th) business day following such receipt, the Escrow Agent shall release an amount from the Escrow Fund equal to the Claim Amount or remaining Escrow Assets, whichever is less, by wire transfer to such Buyer Indemnitee in accordance with written payment instructions from Buyer. If the Escrow Agent receives a Dispute Notice from the Seller Representative (a copy of which the Seller Representative shall concurrently deliver to Buyer) within fifteen (15) business days following the Escrow Agent’s receipt of the related Claim Notice, then the Escrow Agent shall not distribute to Buyer Indemnitee any portion of the Claim Amount until the Escrow Agent receives either Joint Instructions or a Final Order; provided, that notwithstanding the foregoing, if the Seller Representative objects only in part to the Claim Amount, the Escrow Agent shall, after the lapse of the aforementioned fifteen (15) business day period, deliver to Buyer Indemnitee an amount from the Escrow Assets equal to the portion of the Claim Amount or remaining Escrow Assets, whichever is less, not objected to by the Seller Representative.

(d)
On the first business day following the Escrow Release Date, the Escrow Agent shall promptly distribute to the Seller Representative, from the Escrow Account, an amount equal to (i) all of the then-remaining Escrow Assets minus (ii) the sum of any Claim Amounts that are pending resolution under paragraph (b) or (c) by wire transfer to the Seller Representative in accordance with written payment instructions from the Seller Representative. If on the Escrow Release Date any portion of a Claim Amount remains pending with regard to any portion of the Escrow Assets, the Escrow Agent shall retain the disputed portion of such Claim Amount in the Escrow Account until the Escrow Agent receives either Joint Instructions or a Final Order.

EXHIBIT E to ESCROW AGREEMENT

Fee Arrangement

Escrow Agent Fees:
$1,000.00- set up fee payable in advance of the closing of the transaction
$3,000.00 – escrow agent fee payable in advance of the closing of the transaction and upon each subsequent annual anniversary date.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $75.00/international payment Checks Cut: $10.00/check cut
1099 Preparation: $12.00/1099 prepared 1042-S Preparation: $50.00/per 1042-S Returned Check: $30.00/returned item

An additional annual fee of 15 basis points on the escrow account balance payable in advance may be charged for investments other than institutional money market funds with which the Escrow Agent has established servicing arrangements. Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule and will be billed at cost.